Exhibit 99.01

Contacts

Media:

Edelman

Colleen Kuhn

(650) 762-2804

colleen.kuhn@edelman.com

Immersion Investors:

The Blueshirt Group

Jennifer Jarman

(415) 217-5866

jennifer@blueshirtgroup.com

IMMERSION CORPORATION ANNOUNCES SETTLEMENT AND LICENSE

AGREEMENT WITH HTC CORPORATION RESOLVING PATENT LITIGATION

San Jose, Calif., Mar. 23, 2015 – Immersion Corporation (NASDAQ:IMMR), the leading developer and licensor of touch feedback technology, today announced that it agreed to enter into a settlement and license agreement with HTC Corporation, resolving the patent infringement litigation brought by Immersion against HTC, but preserving Immersion’s right to appeal the invalidity ruling affecting three of Immersion’s patents. The litigation was initiated based on HTC’s various uses of a simple form of haptic effects in its mobile devices, sometimes referred to as Basic Haptics. Under the settlement and license agreement, HTC will pay an undisclosed amount of compensation for prior shipments of its devices containing Basic Haptics and an additional undisclosed amount of compensation for a license to continue to manufacture and sell devices with Basic Haptics. “We are pleased to have resolved this litigation and to grant HTC a license for Basic Haptics,” said Victor Viegas, chief executive officer and president of Immersion. “We remain fully committed to enforcing our IP rights while continuing to innovate and create new technology and solutions for the mobile space. While the terms of the settlement will remain confidential and are not anticipated to have a material impact on our financial results for 2015, this settlement represents a milestone in our Basic Haptics licensing program.”

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ:IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by reducing distractions while driving; provide realistic touch feedback when performing robotic medical procedures and training simulations; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical, and consumer electronics products from world-class companies. With over 1,900 issued or pending patents in the U.S., China and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: unanticipated difficulties and challenges encountered in product development efforts by Immersion and its licensees; unanticipated difficulties and challenges encountered in implementation efforts by Immersion’s licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve commercial demand for Immersion’s products or third party products incorporating Immersion’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

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